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                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE CORPORATION

  SUBSIDIARIES OF THE WACKENHUT CORPORATION
  American Guard and Alert, Inc. (Alaska)
  Titania Advertising, Inc. (Florida)
  Titania Insurance Company of America (Vermont)
  Tuhnekcaw, Inc. (Delaware)
  Wackenhut Airline Services, Inc. (Florida)
  Wackenhut Australia, Pty., Ltd.
  Wackenhut Corrections Corporation (Florida)
  Wackenhut Educational Services, Inc. (Florida)
  Wackenhut Financial, Inc. (Delaware)
  Wackenhut International, Incorporated (Florida)
  Wackenhut of Nevada, Inc. (Nevada)
  Wackenhut Services, Incorporated (Florida)
  Wackenhut Sports Security, Inc. (Florida)

  SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED
  Central African Republic
  Instituto Wackenhut, S.A. (Ecuador)
  Peruana de Seguridad y Vigilancia, S.A. (PESEVISA) (Peru)
  Seguridad Movil del Ecuador, S.A. (Ecuador)
  Servicios Estrategicos, S.A. (Peru)
  Wackenhut A/O (Russia)
  Wackenhut Belize Ltd. (Belize)
  Wackenhut Bolivia, S.A. (Bolivia)
  Wackenhut Cameroon
  Wackenhut Central Europe GMBH (Germany)
  Wackenhut Czech, SPOL, S.R.O.  (Czech Republic)
  Wackenhut de El Salvador, S.A. (El Salvador)
  Wackenhut de Guatemala, S.A. (Guatemala)
  Wackenhut de Honduras, S.A. (Honduras)
  Wackenhut de Nicaragua, S.A. (Nicaragua)
  Wackenhut de Venezuela, S.A. (Venezuela)
  Wackenhut del Ecuador, S.A. (Ecuador)
  Wackenhut Dominicana, S.A. (Dominican Republic)
  Wackenhut Gambia, Ltd. (Gambia)
  Wackenhut Ghana Limited (Ghana)
  Wackenhut International (PVT) (Pakistan)
  Wackenhut Korea Corporation (Korea)
  Wackenhut of Canada Limited (Canada)
  Wackenhut Maghreb, S.A. (Morocco)
  Wackenhut Paraguay, S.A. (Paraguay)
  Wackenhut Puerto Rico, Inc. (Puerto Rico)
  Wackenhut S.A. (Costa Rica)
  Wackenhut Seges (Ivory Coast)
  Wackenhut Sierra Leone (Sierra Leone)
  Wackenhut U K Limited (United Kingdom)
  Wackenhut Uruguay (Uruguay)
  WII/Sound and Security Engineering Co. (Jordan)


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  SUBSIDIARIES OF WACKENHUT U.K. LIMITED
  Advance Security Technology, Ltd. (United Kingdom)
  Wackenhut Appointments Limited (United Kingdom)
  Wackenhut Investigations Limited (United Kingdom)

  SUBSIDIARY OF AMERICAN GUARD AND ALERT
  Ahtna AGA Security, Inc. (Alaska)

  SUBSIDIARY OF WACKENHUT CORRECTIONS CORPORATION
  Wackenhut Corrections (U.K.), Limited (United Kingdom)
  Wackenhut Corrections Corporation Australia (Australia)
  WCC Financial, Inc. (Delaware)

  SUBSIDIARY OF WACKENHUT CORRECTIONS CORPORATION AUSTRALIA
  Australasian Correctional Management PTY, Limited (Australia)